Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1 Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2 Date of Material Change

March 31, 2026

Item 3 News Release

The press release attached as Schedule “A” was released on March 31, 2026 through an approved Canadian newswire service.

Item 4 Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5 Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6 Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7 Omitted Information

Not applicable.

Item 8 Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9 Date of Report

March 31, 2026

SCHEDULE “A”

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Reports Fiscal Year 2025 Financial Results

Digi Power X Completes Initial Pivot to AI Infrastructure: Zero Debt, $93M Liquid, 400MW Capacity Pipeline

This news release constitutes a “designated news release” for the purposes of the Company’s amended and restated prospectus supplement dated November 18, 2025, to its short form base shelf prospectus dated May 15, 2025.

MIAMI, FL – March 31, 2026 – Digi Power X Inc. (Nasdaq: DGXX / Cboe Canada: DGX) (the “Company”), an innovative energy infrastructure company pivoting into AI data centers and GPU-as-a-Service, today announced its financial results for the fiscal year ended December 31, 2025 (all amounts in U.S. dollars, unless otherwise indicated). The Company’s annual report on Form 10-K, which includes audited consolidated financial statements and management’s discussion and analysis (“MD&A”) for the year ended December 31, 2025, has been filed and made accessible under the Company’s continuous disclosure profile on SEDAR+ at www.sedarplus.ca and is also available on EDGAR at www.sec.gov/edgar.

The results underscore a transformational year in which the Company strengthened its balance sheet, commenced the ramping down of its cryptocurrency mining, and positioned itself as a capital-light, infrastructure-scale AI computing platform with a clear path to nine-figure annual revenues.

Fiscal Year 2025 Financial Highlights

Amounts in U.S. dollars (millions)

Key Metric	FY 2025	FY 2024		YoY Change	Signal
Cash & Cash Equivalents	$78.5	$1.7		+4,507%	★ Fortress Liquidity
Total Assets	$134.1	$34.3		+291%	Strong Asset Growth
Shareholders’ Equity	$123.3	$22.3		+453%	Equity Expansion
Total Debt	$0.0	$0.2	*	Debt-Free	★ Zero Leverage
Digital Currency Holdings**	$14.8	$4.5		+227%	Asset Appreciation
Colocation Revenue	$17.5	$15.8		+11%	Recurring Revenue
Energy Revenue	$13.2	$4.6		+186%	★ Tripling
Total Revenue	$34.2	$37.0		-8% (Intentional)	Pivot in Progress
Total Capital Expenditures	$11.0	$3.8		+190%	Infrastructure Build
Working Capital	$86.3	$(3.1)		Turnaround	★ Liquidity Surge

*	FY 2024 Total Debt of $155 thousand; shown as $0.2M rounded.
**	Digital Currency Holdings reflect fair market value at period end per the Gemini Exchange

CEO Statement

“Twelve months ago, Digi Power X was a cryptocurrency mining company with $1.7 million in cash. Today, we have $78.5 million in cash, zero debt and a commissioned AI data center platform, and we expect to generate our first AI revenues following the completion of testing in April. We have the balance sheet to fund our initial growth and the infrastructure to scale it. With 400 megawatts of AI capacity targeted across Alabama, Upstate New York, and North Carolina, the platform is set. Digi Power X is a fundamentally different company than it was a year ago, and our results going forward will reflect that.”

— Michel Amar, Chairman & Chief Executive Officer, Digi Power X Inc.

Strategic Transformation: From Crypto Mining to AI Infrastructure

2025 marks the completion of the Company’s most decisive corporate pivots in the digital infrastructure sector since its inception. Twelve months ago, Digi Power X derived a significant portion of its revenue from the self-mining of cryptocurrency– a capital-intensive, commodity-exposed business with limited margin visibility. Today, the Company is systematically dismantling that model and replacing it with a disciplined, infrastructure-scale AI platform built around three durable revenue streams: colocation services, GPU-as-a-Service, and energy.

The transition is being executed without incurring any debt. The Company ended fiscal 2025 with zero debt, $78.5 million in cash, and $14.8 million in digital currency holdings (BTC and ETH at December 31, 2025 prices per the Gemini Exchange) – a combined liquidity position of $93 million. Shareholders’ equity expanded 453% to $123.3 million from $22.3 million at the end of fiscal 2024, while total assets grew 291% to $134.1 million over the same period. This balance sheet strength is not incidental, it is the result of the Company’s strategy, purposefully planned by the Company to fund its next phase of growth without reliance on dilutive equity offerings or high-cost debt.

The planned wind-down of digital currency mining revenue – from $10.3 million in fiscal 2024 to $3.5 million in fiscal 2025 – was intentional and reflects deliberate capital reallocation toward higher-margin, recurring AI infrastructure revenues. Colocation revenue grew 11% to $17.5 million, and energy revenue rose 186% to $13.2 million. These are not legacy segments, they are the foundation upon which the Company’s AI data center buildout is anchored.

Competitive Differentiation & Strategic Moats

Digi Power X has established a set of structural advantages that the Company believes would be difficult and costly for others to replicate. These position the Company to capture AI infrastructure demand at scale while maintaining unit economics that are superior to those of conventional colocation and cloud competitors.

1. FORTRESS BALANCE SHEET — ZERO DEBT, $93M IN LIQUID ASSETS

In a capital-intensive sector where AI data center operators frequently carry leverage ratios of 4×-6× EBITDA*, Digi Power X enters its growth phase with zero financial debt and $93 million in liquid assets. This fortress balance sheet enables the Company to: (i) commit to long-term customer contracts from a position of financial credibility; (ii) self-fund the initial capital expenditure program of $40 million in fiscal 2026; and (iii) move quickly on site acquisition and permitting without the friction of third-party lender approval. The Company’s zero-debt status is a meaningful competitive moat at a time when interest costs and refinancing risk are top-of-mind for infrastructure investors.

EBITDA is a non-GAAP financial measure presented as a supplement to GAAP results. See “Non-GAAP Financial Measures” below.

2. HYDRO POWER — IMMEDIATELY AVAILABLE

The Company received regulatory approval for 60 megawatts of hydroelectric power capacity in Upstate New York, available for immediate deployment. Clean, low-cost, and highly reliable hydro power is among the most sought-after power sources for AI workloads, as hyperscalers and enterprise AI customers increasingly commit to sustainability mandates. Power is the primary gating constraint for AI data center expansion globally. Digi Power X’s secured hydro allocation represents a scarce, non-replicable resource that provides both a cost advantage (materially below grid averages) and a commercial differentiation when competing for anchor tenants who prioritize green energy service level agreements.

3. SELF-FINANCING GPU FLEET — CASH FLOW POSITIVE FROM DAY ONE

Digi Power X’s GPU fleet expansion is designed to be fully financed through customer deposits and equipment lease financing – meaning the Company expects to generate positive cash flow from the first day of GPU deployment. With a projected full return on investment within 30 months, and NeoCloudz GPU capacity priced at $3.50 per hour across 4,000 GPUs at approximately 98% utilization, the implied annual run-rate is approximately $120 million. This capital-efficient deployment model provides a structural advantage over competitors who rely on equity dilution or high-yield debt to finance GPU acquisitions.

4. MULTI-SITE, MULTI-STATE FOOTPRINT — 400MW PIPELINE WITH APPROVED POWER

With sites in Alabama (70MW approved, 50+ acres), Upstate New York (60MW hydro approved), and North Carolina (40 acres, zoning approved), Digi Power X has assembled a geographically diversified AI infrastructure portfolio that spans the power-rich southeastern and northeastern United States. Each site has secured power approval – the single most critical and difficult-to-obtain prerequisite for AI data center development. With total power capacity available across of its sites of a 400-megawatt, this represents a substantial asset base that management is systematically activating.

Key 2025 Accomplishments

●	60MW Hydro Power – Upstate New York: Received regulatory approval for 60 megawatts of hydroelectric power capacity, available for immediate deployment – a scarce and coveted resource in the AI infrastructure market.

●	North Carolina Expansion: Acquired an additional 20 acres in North Carolina, bringing total site acreage to 40 acres with zoning approved to advance AI data center development.

●	Alabama Site – 50+ Acres, 70MW Approved: Contracted to acquire 33 additional acres adjacent to the Columbiana, Alabama property, bringing total site acreage to over 50 acres with full 70MW power capacity approved.

●	US Data Centers, Inc. (USDC) – Established USDC with Digi Power X holding a majority equity stake as of December 31, 2025 and meaningful upside as USDC raises independent growth capital, without diluting DGXX shareholders.

●	$11 Million Infrastructure Investment: Invested $11 million in AI infrastructure in 2025, including $6.6 million in Tier 3 AI project assets at Columbiana, Alabama – the operational foundation for the ARMS 200 platform and NeoCloudz GPU-as-a-Service revenues.

Financial Review

The Company reported a GAAP net loss of $28.4 million; however, approximately $22.2 million of this figure is non-cash, comprising $8.0 million in share-based compensation, $7.0 million in depreciation, $4.1 million in digital currency revaluation charges, and $3.1 million in non-cash warrant liability fair value changes. On an adjusted basis, the Company reported Adjusted EBITDA of $(3.2) million for the full year 2025, with Q4 2025 Adjusted EBITDA remaining flat on a quarter over quarter basis – a meaningful metric which management views as a genuine inflection point given the investments in AI Infrastructure made to date as revenues begin to scale.

Adjusted EBITDA — GAAP Reconciliation

The following table reconciles GAAP net loss to EBITDA and Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure presented as a supplement to GAAP results. See “Non-GAAP Financial Measures” below.

Amounts in U.S. dollars (millions)

Line Item	FY 2025 ($M)
Net Loss (GAAP)	$(28.4)
Add: Depreciation & Amortization	7.0
Add: Interest on Lease Liabilities	0.0
EBITDA	$(21.4)
Add: Share-based Compensation	8.0
Add: Foreign Exchange Loss	3.5
Add: Crypto Revaluation Loss	4.1
Add: Loss on Settlement of Debt	0.2
Add: Change in FV of Loans/Salaries	0.2
Add: Warrant FV Loss	3.1
Less: Investment FV Gain	(0.6)
Less: Gain on Sale of PP&E	(0.3)
Adjusted EBITDA — Full Year 2025	$(3.2)

EBITDA and Adjusted EBITDA exclude share-based compensation, foreign exchange gains/losses, digital currency revaluation, changes in fair value of financial instruments, and capitalized AI infrastructure payroll costs. These non-GAAP measures are not substitutes for GAAP results.

Financial Outlook

Digi Power X expects to generate its first AI revenues as early as the end of April 2026, following completion of GPU testing currently underway at the Columbiana, Alabama facility. In parallel, the Company is in final discussions on a colocation agreement that, upon execution, would represent a significant milestone in the Company’s transition to recurring, infrastructure-scale AI revenues. The Company has executed a non-binding letter of intent and the parties are currently engaged in the negotiation and legal review of proposed definitive documentation. The execution of a definitive agreement and the consummation of any transaction remain subject to, among other things, completion of due diligence, negotiation of final terms, and applicable regulatory requirements, and there can be no assurance that any such agreement will be reached.

The Company’s strategic goal for 2026 and 2027 is to activate 90 megawatts of colocation capacity and 10 megawatts of GPU-as-a-Service capacity – representing 100 megawatts of total live AI infrastructure across its multi-site portfolio.

Upon full execution, the Company’s projected annualized revenue run-rate would be as follows:

●	GPU-as-a-Service (10MW / ~4,000 GPUs): Priced at $3.50 per GPU-hour under a year-to-year customer agreement, and operating at approximately 98% utilization, the GPU fleet is projected to generate approximately $120 million annualized.

●	Colocation Services (90MW): At approximately $150 per kW per month under a long-term colocation agreement, 90 megawatts of capacity is projected to generate approximately $162 million annualized.

Combined, these two segments represent a projected annualized run-rate of up to approximately $282 million upon full activation – a transformation the Company is actively executing on and expects to demonstrate in its reported results.

“With a zero-debt balance sheet, $93 million in liquid assets, and 100 megawatts of AI infrastructure capacity on the horizon, Digi Power X is at a genuine inflection point. We intend to demonstrate that in our results.”

— Michel Amar, Chairman & Chief Executive Officer, Digi Power X Inc.

Financial Position

For full context, Digi Power X provides the following financial summary as of the date of this news release:

●	$78 million in cash and cash equivalents. Digi Power X holds a strong liquidity position in cash, Bitcoin, Ethereum and cash deposits (based on Bitcoin and Ethereum prices as of March 31, 2026 per CoinMarketCap), with zero debt outstanding.

●	$17 million in capital expenditures year to date, fully funded from existing cash with no external financings in fiscal 2026.

●	Zero share dilution from equity financings of Digi Power X in fiscal 2026. The Company has not issued any new shares in connection with an equity financing in the current fiscal year to date, emphasizing the Company’s focus on minimizing shareholder dilution.

●	Fully owned sites. The Company owns all 4 of its sites, including its combined cycle power plant, with a total of approximately 400MW of secured power capacity across its sites.

Stock Option and RSU Grant

The Company also announces the grant of a total of 50,000 stock options (the “Stock Options”) and 50,000 restricted share units (the “RSUs”) to an officer of the Company in accordance with the Company’s stock option plan and restricted share unit plan, respectively. Each Stock Option is exercisable for a subordinate voting share of the Company at a price of US$2.39 for a period of five years from the date of grant. The Stock Options vest fully on the date of grant and are subject to the terms and conditions of the Company’s stock option plan and applicable securities laws. Each RSU entitles the holder to acquire one subordinate voting share of the Company on vesting. One third of the RSUs are scheduled to vest on the first anniversary of the grant date, and the remaining two-thirds of the RSUs will vest quarterly over the two years following such date.

About Digi Power X

Digi Power X is an innovative energy infrastructure company developing AI data centers to drive the expansion of sustainable energy assets. Headquartered in Miami, Florida, the Company is executing a strategic transformation into AI infrastructure, GPU-as-a-Service, and modular data center deployment. With 400 megawatts of AI capacity targeted across Alabama, Upstate New York, and North Carolina, Digi Power X is positioning itself to become a leading independent AI infrastructure provider in North America. For more information, visit www.digipowerx.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, and further adjusted to exclude share-based compensation, foreign exchange gains/losses, digital currency revaluation, changes in fair value of financial instruments (including warrant liabilities), gain/loss on settlement of debt, and gains or losses on sale of property and equipment. Adjusted EBITDA should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. A full reconciliation is presented in this release.

Investor Relations

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes statements regarding goals, expectations and targets for the business of Digi Power X, including through USDC. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," “goals,’ "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: future capital needs and uncertainty regarding the Company’s and USDC’s ability to raise additional capital; costs associated with the development, manufacturing and deployment of AI infrastructure; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; and other related risks, some of which are more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and in the Company’s annual, quarterly and current reports filed with the SEC on its website, swww.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.